Exhibit 10.1
CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE THE REGISTRANT HAS DETERMINED THE INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SHARE EXCHANGE AGREEMENT
THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into on May 24, 2024 (the “Effective Date”) by and among:
(1)    Allogene Overland Biopharm (CY) Limited, a company incorporated under the Laws of the Cayman Islands (the “Company”);
(2)    Overland Pharmaceuticals (CY) Inc., a company incorporated under the Laws of the Cayman Islands, (“Overland”); and
(3)    Allogene Therapeutics, Inc., a corporation established under the Laws of the State of Delaware (“Allogene”).
Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
A.    Allogene and the Company have entered into that certain Exclusive License Agreement dated December 14, 2020 by and among the Company and Allogene (“License Agreement”), which was later assigned by the Company to Allogene Overland BioPharma (HK) Limited (“AOB HK”) pursuant to that certain assignment agreement dated December 15, 2020 by and between the Company and AOB HK, and subsequently assigned by AOB HK to Allogene Overland BioPharma (PRC) Co., Limited (“AOB PRC”) pursuant to that certain assignment agreement dated April 1, 2022 by and between AOB HK and AOB PRC.
B.    As consideration for the Seed Preferred Shares issued to Overland, Overland has agreed to inject an amount up to $117,000,000 into the Company to fund its operations. As of the date of this Agreement, Overland has wired [***] to the Company.
C.    The Company intends to exchange with Overland, a certain number of Seed Preferred Shares, par value US$0.0001 per share, of the Company (the “Exchange Shares”) for [***] ordinary shares of Overland Pharmaceuticals (US) Inc., a Delaware corporation (“Overland US”), pursuant to the terms and subject to the conditions of this Agreement.
D.    Concurrently therewith, the Company, Allogene and AOB PRC propose to enter into an amendment to the License Agreement in the form attached hereto as Part I of Exhibit D (the “Amendment to License Agreement,” the License Agreement as amended, the “Amended License Agreement”).

E.    Immediately after the completion of the exchange of the Replacement Shares for Exchange Shares pursuant to Section 2.2, Overland proposes to enter into a share distribution agreement to in the form attached hereto as Part II of Exhibit D (the “Shares Distribution Agreement”) for the distribution in kind of all of Overland’s right, title and interest in [***] Seed Preferred Shares (the “Distributed Shares”) to HH BioPharma Holdings Ltd. (“[***HBP***]”). [***HBP***] will assume all rights and obligation attached to the Distributed Shares and all rights and obligations under this Agreement (for the avoidance of doubt, including but not limited to the obligation to make Quarterly Payments in accordance with the terms and conditions set forth therein) and the Amended and Restated Shareholders’ Agreement.
F.    The Parties intend to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    DEFINITIONS
Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit A.
2.    TRANSACTIONS
2.1    Authorization. On or prior to the Closing, the Company shall have authorized the issuance of the Exchange Shares, having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Memorandum and Articles of Association of the Company in the form attached hereto as Part III of Exhibit D (the “Amended and Restated Memorandum and Articles”).
2.2    Agreement to Exchange.
(i)    Subject to the terms and conditions of this Agreement, the Company agrees to exchange with Overland at the Closing, and Overland agrees to exchange with the Company at the Closing, the Exchange Shares for [***] ordinary shares of Overland US, representing one hundred percent of equity interest in Overland US (the “Replacement Shares”) at a rate of one Seed Preferred Share for [***] ordinary shares of Overland US.
(ii)    Upon completion of the Closing, Allogene shall hold not less than 18.0% of the total issued and outstanding share capital of the Company on a fully-diluted, as-converted basis.
3.    CLOSING

3.1    Closing. Subject to the terms and conditions of this Agreement, the exchange of the Replacement Shares for Exchange Shares pursuant to Section 2.2 (the “Closing”) shall take place remotely via the exchange of documents and signatures as soon as possible and in any event within ten (10) Business Days after the fulfillment or, to the extent permissible, waiver of the conditions to the Closing as set forth in Section 5 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing), or such other time as the Company and Overland shall mutually agree (the “Closing Date”). A capitalization table setting forth the Company’s complete capital structure immediately after the Closing is set forth in Part II of Exhibit B.
3.2    Procedure.
(i)    Closing Deliverables by the Company. At the Closing, the Company shall deliver (or cause to be delivered) to Overland (a) a true copy of the Company’s updated register of members certified by the registered office provider of the Company, reflecting the issuance of the Exchange Shares to Overland at the Closing, (b) a true copy of the Company’s updated register of directors certified by the registered office provider of the Company, evidencing the appointment of three (3) representatives of [***HBP***], one (1) representative of Allogene and the Company’s Chief Executive Officer (the “CEO Director”), (c) the original share certificate representing the Exchange Shares at the Closing, (d) a certificate of good standing of the Company issued by the Registrar of Companies of the Cayman Islands dated within twenty (20) days prior to the Closing, and (d) to the extent not previously delivered, such documents, instruments and items required to be delivered in connection with the satisfaction of the applicable closing conditions under this Agreement.
(ii)    Closing Deliverables by Overland. At the Closing, Overland shall deliver (or cause to be delivered) to the Company a share certificate or certificates representing the Replacement Shares together with executed stock power(s) and assignment(s) separate from certificate in form and substance reasonably satisfactory to the Company and its counsel.
(iii)    Quarterly Payments.
(a)    [***]
(b)    [***]
(c)    [***]
(d)    [***]
(iv)    [***]. A [***] shall occur if Overland does not make one of its Quarterly Payments on or before [***].
4.    REPRESENTATIONS AND WARRANTIES

4.1    Representations and Warranties of the Company. The Company hereby represents and warrants to Overland that each of the statements contained in Part I of Exhibit C attached hereto (the “Company Representations and Warranties”) is true, correct and complete as of the Effective Date and the Closing Date.
4.2    Representations and Warranties of Overland. Overland hereby represents and warrants to the Company and Allogene that each of the statements contained in Part II and Part III of Exhibit C (the “Overland Representations and Warranties”) is true, correct and complete as of the Effective Date and the Closing Date.
5.    CONDITIONS
5.1    Conditions to Overland’s Obligations at the Closing. The obligation of Overland hereunder to consummate the Closing shall be subject to the fulfillment of, or waiver by Overland of, each of the following conditions at or prior to the Closing:
(i)    Representations and Warranties. The Company Representations and Warranties shall be true, correct and complete when made, and as of the Closing Date with the same force and effect as if they were made on and as of such date.
(ii)    Performance of Obligations. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing.
(iii)    Authorization and Proceedings. The execution, delivery and performance of the Transaction Documents to which the Company is a party shall have been duly authorized by all necessary action on the part of the Company. All corporate and other proceedings by the Company in connection with the transactions contemplated under this Agreement and the other Transaction Documents shall have been completed and all documents and instruments incidental to such transactions shall have been executed, delivered, or filed.
(iv)    Approvals. Any and all Consents, including but not limited to all permits, authorizations, approvals, waivers, consents or permits of any Governmental Authority or any other person that are necessary for consummation of the transactions contemplated by the Transaction Documents, shall have been duly obtained prior to, and be in full force and effect as of, the Closing.
(v)    No Prohibition. There shall not be in effect any applicable Law, Governmental Order or other oral or written determination or indication from any Governmental Authority, or other legal restraint or prohibition, prohibiting, suspending, delaying, objecting, restraining, enjoining, preventing or making illegal the consummation of the transactions contemplated under the Transaction Documents, and there shall not be any pending or threatened action by any Governmental Authority or third party seeking to prohibit, suspend, delay, object to, restrain, enjoin, prevent or make illegal the consummation of such transactions.

(vi)    Share Distribution. Overland and [***HBP***] shall have duly executed and delivered the Share Distribution Agreement and all closing conditions under the Share Distribution Agreement shall have been fulfilled, except for the closing conditions thereunder that are intended to be fulfilled concurrently with the Closing hereunder.
(vii)    Amendment to License Agreement. The Company and Allogene shall have duly executed and delivered the Amendment to License Agreement.
(viii)    Amended and Restated Shareholders’ Agreement. The Parties other than Overland shall have duly executed and delivered the amended and restated shareholders’ agreement in the form attached hereto as Part IV of Exhibit D (the “Amended and Restated Shareholders’ Agreement”).
(ix)    Amended and Restated Memorandum and Articles. The Amended and Restated Memorandum and Articles shall have been duly adopted by the Company by all necessary action of the Board and the shareholders of the Company and duly filed with the Registrar of Companies in the Cayman Islands, and the Amended and Restated Memorandum and Articles shall have become effective with no amendment as of the Closing.
(x)    Indemnification Agreement. The Company shall have duly executed and delivered an indemnification agreement with each member of the Board as of the Closing, respectively, and the Shareholder that appoints such member in the form attached hereto as Part V of Exhibit D (the “Indemnification Agreement”).
(xi)    Board. As of the Closing, the Board shall consist of (a) three (3) directors appointed by [***HBP***], (b) one (1) director appointed by Allogene and (c) the CEO Director.
(xii)    ESOP. As of the Closing, the Company shall have reserved 15% of the number of shares that will be outstanding immediately following the Closing, on as converted and fully diluted basis for the ESOP, inclusive of all Equity Awards.
(xiii)    Closing Certificate. At the Closing, the Company shall deliver to Overland a certificate dated as of the Closing, signed by one (1) director of the Company certifying (a) that the conditions specified in Section 5.1 have been fulfilled as of the Closing, (b) that the attached copies of the resolutions of the Board of the Company approving the transactions contemplated hereby are all true and complete copies and such resolutions remain unamended and in full force and effect, and (c) that the attached copies of the resolutions of the shareholder of the Company adopting the Amended and Restated Memorandum and Articles are true and complete copies and such resolutions remain unamended and in full force and effect.
5.2    Conditions to Company’s Obligations at the Closing. The obligation of the Company to consummate the Closing with respect to Overland shall be subject to the fulfillment, or waiver by both the Company and Allogene of, each of the following conditions at or prior to the Closing:

(i)    Representations and Warranties. The Overland Representations and Warranties shall be true, correct and complete when made, and as of the Closing Date, with the same force and effect as if they were made on and as of such date.
(ii)    Performance of Obligations. Overland shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing.
(iii)    Authorization and Proceedings. The execution, delivery and performance of the Transaction Documents to which Overland is a party shall have been duly authorized by all necessary action on the part of Overland. All corporate and other proceedings by Overland in connection with the transactions contemplated under this Agreement and the other Transaction Documents shall have been completed and all documents and instruments incidental to such transactions shall have been executed, delivered, or filed.
(iv)    Amended and Restated Shareholders’ Agreement. The Parties other than the Company shall have duly executed and delivered the Amended and Restated Shareholders’ Agreement.
(v)    No Material Adverse Effect. No occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred.
(vi)    Closing Certificate. At the Closing, Overland shall deliver to the Company and Allogene a certificate dated as of the Closing, signed by one (1) director of Overland certifying (a) that the conditions specified in Section 5.2 have been fulfilled as of the Closing; and (b) that the attached copies of the resolutions of the board of directors of Overland approving the transactions contemplated hereby are all true and complete copies and such resolutions remain unamended and in full force and effect.
6.    COVENANTS
6.1    Satisfaction of Conditions. The Company and Overland shall use their respective reasonable best efforts to satisfy (or cause the satisfaction of) the closing conditions as set forth in Sections 5.1 and 5.2 as soon as practicable.
6.2    Confidentiality.
(i)    Confidentiality Obligation. Each Party shall, and shall cause its Affiliates to, keep confidential (a) the existence and content of this Agreement, the other Transaction Documents and any related documentation, and (b) other information of a non-public nature received from any other Party or its Representatives, or prepared by such Party or its Representatives, exclusively in connection herewith or therewith (collectively, the “Confidential Information”) unless in the case of (a) above, Overland shall agree otherwise in writing, and in the case of (b) above, the Party or Parties to which such nonpublic information relates shall consent in writing; provided that any Party may disclose Confidential Information or permit the disclosure of Confidential Information (A) to the extent legally compelled

(including without limitation, pursuant to any applicable tax, securities, or other Laws of any jurisdiction, rules and regulations of the New York Stock Exchange and the U.S. Securities and Exchange Commission); provided that such Party shall, where practicable and to the extent permitted by applicable Laws, provide the other Parties with prompt written notice of that fact, consult with the other Parties regarding such disclosure, and at the request of any other Party, seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy; and in any event, such Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information, (B) to its Representatives, (C) in the case of Overland, to its auditors, counsel, directors, officers, employees, fund manager, shareholders and partners, and (D) to its current or bona fide prospective investors, shareholders, investment bankers and any Person otherwise providing substantial debt or equity financing to such Party, in each case of (B) through (D) above, strictly on a need-to-know basis and only where such Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof and such Person is subject to appropriate nondisclosure obligations substantially similar to those set forth in this Section 6.2.
For the avoidance of doubt, “Confidential Information” does not include information that (i) was already in the possession of the receiving Party before such disclosure by the disclosing Party, (ii) is or becomes available to the public other than as a result of disclosure by the receiving Party in violation of this Section 6.2, (iii) is or becomes available to the receiving Party from a third party who has no confidentiality obligations to the disclosing Party, or (iv) was independently developed by the Representatives of the receiving Party who had no access to any Confidential Information.
(ii)    Public Announcement. No announcement regarding the consummation of the transaction contemplated by this Agreement, the other Transaction Documents and any related documentation in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Parties, except as may otherwise be required by applicable Laws or Governmental Order (including the rules and regulations of the New York Stock Exchange and the U.S. Securities and Exchange Commission), which shall require only the prior written consent of Parties over the consents of such disclosure.
(iii)    Use of Name of [***HBP***]. Without the prior written consent of [***HBP***], none of the parties shall use, publish, reproduce, or refer to the name of [***HBP***], its affiliates and/or controlling persons, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes.
(iv)    Use of Name of Allogene. Without the prior written consent of Allogene, none of the parties shall use, publish, reproduce, or refer to the name of Allogene, its affiliates and/or controlling persons, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes.

6.3    Survival of Representations and Warranties and Covenants. The representations and warranties and all covenants made by each Party contained in this Agreement shall survive the Closing.
6.4    Remedy for Breach of Representations and Warranties or Covenants. If there is any material inaccuracy in any representation or warranty made by Overland (or its successors or permitted assigns) in this Agreement, or any material breach of any covenant made by Overland (or its successors or permitted assigns) in this Agreement, Allogene shall have the right to terminate the Amended License Agreement in accordance with Section 12.2(f) therein. Allogene’s right to terminate the Amended License Agreement in accordance with Section 12.2(f) thereof shall be its sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Company, Overland and/or [***HBP***] and their respective Affiliates for any loss or damage suffered as a result of such inaccuracy or breach.
6.5    Overland (or its successors or permitted assigns) shall cause the Company to complete the organizational restructuring, a plan of which is set forth in Schedule 6.5 of the Disclosure Schedule, as soon as possible after the Effective and in any event no later than September 30, 2024.
7.    MISCELLANEOUS
7.1    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S., without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction. The application of the U.N. Convention on Contracts for the International Sale of Goods is excluded.
7.2    Binding Arbitration.
(i)    All disputes under this Agreement shall be submitted by either Party for resolution in arbitration administered by the International Chamber of Commerce (the “ICC”) pursuant to its arbitration rules and procedures then in effect.
(ii)    The arbitration shall be conducted by a panel of three (3) arbitrators: within thirty (30) days after initiation of arbitration, each Party shall select one (1) person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator (who shall be the chairperson of the arbitration panel) within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by ICC. If, however, the aggregate award sought by the Parties is less than US$5,000,000 and equitable relief is not sought, the arbitration shall be conducted by a single arbitrator agreed by the Parties (or appointed by ICC if the Parties cannot agree). The seat of arbitration shall be New York City, New York and the language of the proceedings shall be English.

(iii)    The Parties agree that any award or decision made by the arbitral tribunal shall be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction. The arbitral tribunal shall determine the dispute by applying the provisions of this Agreement and the governing law set forth in Section 7.1.
(iv)    By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order to avoid irreparable harm, maintain the status quo, preserve the subject matter of the dispute, or aid the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal shall have full authority to grant provisional or interim remedies and to award damages for the failure of any party to the dispute to respect the arbitral tribunal’s order to that effect.
(v)    EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL BY JURY OF ANY ISSUE RELATING TO ANY DISPUTE ARISING HEREUNDER.
(vi)    Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the administrator and the arbitrator; provided, however, the arbitrator shall be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), or the fees and costs of the administrator and the arbitrator.
7.3    Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
If to the Company:
c/o Walkers Corporate Limited
Cayman Corporate Centre
27 Hospital Road
George Town, Grand Cayman
KY1-9008, Cayman Islands
Attn: Allogene Overland Biopharm (CY) Limited – The Corporate Administrator
Fax: 1(345) 949-7886
If to Overland:

280 Utah Ave Suite 250
South San Francisco
CA 94080Attn: Sophie Chen
Email: [***]with a copy to:
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
One Marina Park Drive, Suite 900
Boston, MA 02210
Attn: Timothy H. Ehrlich, Richard Chang and Peter Qiu
Email: [***]
If to ALLO:
Address:
Allogene Therapeutics, Inc.
210 East Grand Avenue
South San Francisco, CA 94080
Attn: General Counsel
Email: [***]
with a copy to:
Address:
Goodwin Procter LLP
The New York Times Building
620 8th Avenue
New York, NY 10018
Attn: Wendy Pan
Email: [***]
or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day; (b) on the Business Day after dispatch if sent by internationally-recognized overnight courier; or (c) on the fifth Business Day following the date of mailing if sent by mail.
7.4    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written Consent of Overland and the Company.
7.5    Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any applicable Laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law.
7.6    Amendment. This Agreement may only be amended or modified by an instrument in writing signed by the Company and Overland.
7.7    Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.
7.8    Further Assurances. Each Party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.
7.9    Fees and Expenses. Each Party shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.
7.10    Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in their definitions and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (b) all references in this Agreement to designated sections and other subdivisions are to the designated sections and other subdivisions of the body of this Agreement, and all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement, (c) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision, (d) the titles of the sections and subdivisions of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement, (e) any reference in this Agreement to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, (f) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated, (g) the disjunctive shall be deemed to include the conjunctive, (h) “including” shall be deemed read to include “without limitation”, and (i) this Agreement is jointly prepared by the Parties and should not be interpreted against any Party by reason of authorship.

7.11    Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.
7.12    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.
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IN WITNESS WHEREOF, the Parties have duly executed this Share Exchange Agreement as of the date first above written.

Allogene Overland Biopharm (CY) Limited By: /s/ Ed Zhang Name: Ed Zhang Title: CEO

IN WITNESS WHEREOF, the Parties have duly executed this Share Exchange Agreement as of the date first above written.

Overland Pharmaceuticals (CY) Inc. By: /s/ Ed Zhang Name: Ed Zhang Title: Co-Founder and CEO

IN WITNESS WHEREOF, the Party has duly executed this Share Exchange Agreement as of the date first above written.

Allogene Therapeutics, Inc. By: /s/ David Chang Name: David Chang Title: CEO and President

EXHIBIT A
DEFINITIONS

“Affiliate”	means, with respect to any Person, (i) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (ii) in the case of any individual, his spouse, child, brother, sister, parent, the immediate relatives of such spouse, trustee of any trust in which such individual or any of his immediate family members is a beneficiary object, or any entity or company Controlled by any of the aforesaid Persons.
“Board”	means the board of directors of the Company.
“Business Day”	means any day that is not a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by Law to be closed in the People’s Republic of China (mainland), Hong Kong, the Cayman Islands or the United States.
“Consent”	means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.
“Contract”	means, a contract, agreement, undertaking, understanding, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control”	means, with respect to a Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, or by effective control whether through the ownership of voting securities or other ownership interests, by Contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of more than fifty percent (50%) of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.
“Equity Awards”	means, each outstanding option or restricted share award, vested or unvested, issued to employees or directors of the Company or Overland US pursuant to an employee equity incentive plan.
“Equity Securities”	means, with respect to any Person that is a legal entity, any and all shares, membership interests, units, profits interests, ownership interests, equity interests, registered share capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“Governmental Authority”	means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the People’s Republic of China, Hong Kong, Macau Special Administrative Region of the People’s Republic of China, islands of Taiwan, Singapore or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, any self-regulatory organization and the governing body of any stock exchange.
“Governmental Order”	means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.
“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.
“Key Employees”	means [***].
“Knowledge”	means, with respect to Overland, the actual knowledge of [***] and the knowledge such individuals would have after performing a reasonably diligent investigation with respect to the relevant matter.
“Law”	means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liabilities”	means, with respect to any Person, all debts, liabilities, obligations and commitments of such Person of any nature, whether directly or indirectly, accrued or unaccrued, absolute or contingent, known or unknown, liquidated or unliquidated, or otherwise, and whether due or to become due, including those arising under any Law, Governmental Order, legal proceeding or Contract and including all costs and expenses relating thereto.
“Lien”	means any claim, mortgage, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, title defect, adverse claim, restrictive covenant, or other restriction or limitation of any kind whatsoever (whether on use, voting, sale, transfer, disposition, receipt of income, or exercise of any attributes of ownership or otherwise), whether imposed by contract, understanding, Law, equity or otherwise.

“Material Adverse Effect”	means any fact, event, circumstance, change, condition, occurrence or effect that, individually or in the aggregate with all other facts, events, circumstances, changes, conditions, occurrences and effects (including any change in applicable law or the interpretation or enforcement thereof or other regulatory change that affects the Overland US), is or would reasonably be expected to (a) have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of Overland US or (b) prevent or materially delay the consummation by the Share Exchange; provided, however, that the determination of whether a Material Adverse Effect shall have occurred under clause (a) above shall not take into account any fact, event, circumstance, change, condition, occurrence or effect occurring after the date hereof following or resulting from (i) geopolitical conditions, any outbreak or escalation of war or major hostilities or any act of sabotage or terrorism or natural or man-made disasters or epidemic- or pandemic-induced public health crises or other force majeure events, (ii) changes in laws, applicable accounting principles or enforcement or interpretation thereof, in each case proposed, adopted or enacted after the date of this Agreement, (iii) changes or conditions that generally affect the industry and market in which Overland US operate, (iv) changes in the financial, credit or other securities or capital markets, or in general economic, business, regulatory, legislative or political conditions, (v) any action taken (or omitted to be taken) by Overland US at the written request, or with the written consent, of Allogene or expressly required by this Agreement, (vi) any failure, in and of itself, of Overland US to meet any internal or published projections, estimates, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Material Adverse Effect if such facts are not otherwise excluded under this definition); except, in the case of clause (i), (ii), (iii) or (iv), to the extent having a disproportionate effect on Overland US relative to other participants in the industry in which Overland US operates (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect).

“Ordinary Shares”	means the Company’s ordinary shares of par value US$0.0001 per share, with the rights, preferences, privileges and restrictions as set forth in the Memorandum and Articles.
“Person”	means an individual, a partnership (including a limited liability partnership), a corporation, a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, a firm, a legal person, an unincorporated organization and a Governmental Authority.
“Representative”	means, with respect to any Person, any director, officer, partner, member, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
“Share Purchase Agreement”	means the Share Purchase Agreement dated December 14, 2020 by and among the Company, Overland and Allogene, including all amendments thereto.
“Shareholders’ Agreement”	means the Shareholders’ Agreement dated December 14, 2020 by and among the Company, Overland and Allogene.
“Subsidiary”	means any corporation, partnership, limited liability company, joint stock company, joint venture or other organization or entity, whether incorporated or unincorporated, which is Controlled by the Company, including those hereafter formed or acquired, and, for the avoidance of doubt, the Subsidiaries shall include any variable interest entity over which the Company or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with the Company in accordance with generally accepted accounting principles applicable to the Company and any Subsidiaries of such variable interest entity.

“Transaction Documents”	means this Agreement, the Share Distribution Agreement, the Amended and Restated Memorandum and Articles, the Amended and Restated Shareholders’ Agreement, the Amended License Agreement, the Indemnification Agreements, the Transition Services Agreement, the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.
“Transition Services Agreement”	means the transition services agreement dated on or around the date of this agreement pursuant to which [***]will provide the Company, on a transitional basis, [***].
“Overland US’ Business”	means the business as conducted by Overland US as of the date of this Agreement, namely [***].
“Overland US IP”	means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by and as are necessary to Overland US in the conduct of Overland US’ Business.
“U.S.”	means the United States of America.
“US$”	means the lawful currency of the United States of America.

In addition, the following terms shall have the meanings defined for such terms in the Sections or Exhibits set forth below:

“Agreement”	Preamble
“Allogene”	Preamble
“Amended and Restated Memorandum and Articles”	Section 2.1
“Amended and Restated Shareholders’ Agreement”	Section 5.1(viii)
“Amended License Agreement”	Section 2.2(i)
“Closing”	Section 3.1
“Closing Date”	Section 3.1
“Company”	Preamble
“Confidential Information”	Section 6.2
“Company Representations and Warranties”	Section 4.1
“Effective Date”	Preamble
“Exchange Shares”	Recital
“[***HBP***]”	Preamble
“ICC”	Section 7.2(i)
“Indemnification Agreement”	Section 5.1(x)
“Overland”	Preamble
“Overland Representations and Warranties”	Section 4.2
“Party” / “Parties”	Preamble
“Replacement Shares”	Section 2.2(i)

EXHIBIT B
CAPITALIZATION TABLES
Part I     Immediately prior to the Closing

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Part II     Immediately after the Closing

Name of Shareholder	[***]	[***]	Percentage
[***HBP***]	[***]	[***]	81.54%
Allogene	[***]	[***]	18.00%
Granted ESOP		[***]	0.46%
Total	/	[***]	100.00%

Part III     Immediately after the Closing and ESOP

Name of Shareholder	[***]	[***]	Percentage
[***HBP***]	[***]	[***]	69.63%
Allogene	[***]	[***]	15.37%
Entire ESOP Pool	[***]	[***]	15.00%
Total	/	[***]	100.00%

Part IV     Share Capital of Overland US

EXHIBIT C
Part I
COMPANY REPRESENTATIONS AND WARRANTIES
1    Organization, Standing and Qualification. The Company is duly incorporated or organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization. The Company has all requisite capacity, power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business in each jurisdiction in which it conducts and proposes to conduct business.
2    Due Authorization. All actions on the part of the Company and, as applicable, their respective officers, directors and shareholders necessary for (i) the authorization, execution and delivery of, and the performance of all obligations of the Company under this Agreement and the other Transaction Documents to which it is a party have been taken or will be taken prior to the Closing; and (ii) the authorization, issuance, reservation for issuance and delivery of all the Exchange Shares at the Closing have been obtained or will have been obtained prior to the Closing. The Company has all requisite capacity, power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party. Each Transaction Document to which the Company is a party is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.
3    Approvals. All Consents which are required to be obtained by the Company in connection with the consummation of the transactions contemplated under this Agreement and the other Transaction Documents will have been obtained prior to and be effective as of the Closing.
4    Valid Issuance. The Exchange Shares, when issued, delivered and paid in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, non-assessable, and free from any Lien. Assuming the accuracy of the representations of Overland in this Agreement, the Exchange Shares will be issued in compliance with all applicable Laws.
5    Capitalization.
5.1    The Company’s capital structure as set forth on Part I of Exhibit B is complete, true and accurate immediately prior to the Closing Date.
5.2    Other than those set forth on Part I of Exhibit B, there are no outstanding Equity Securities of the Company. All presently outstanding Equity Securities of the Company were, and the Exchange Shares will be, duly and validly issued (or subscribed for) in compliance with all applicable Laws and any preemptive rights (or similar requirements) of any Person, and are fully paid, non-assessable, and free from any Lien.
5.3    Except as contemplated in the Transaction Documents and ordinary shares and/or options or warrants granted pursuant to the ESOP, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the Equity Securities of the Company. Except as contemplated by the Amended and Restated Shareholders’ Agreement, no shares of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the Company or any other Person).
6    Exempt Offering. The offer and sale of the Exchange Shares under this Agreement are exempt from the registration or qualification requirements of all applicable securities laws and regulations, and the issuance of Ordinary Shares upon conversion of the Exchange Shares in accordance with the Memorandum and Articles will be exempt from such registration or qualification requirements.
7    No Brokers. The Company does not have any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents, and none of them has incurred any Liability for any brokerage fees, agents' fees, commissions or finders' fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.
8    Restricted Securities. The Company understands that the Replacement Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Overland’s representations as expressed herein. The Company understands that the Replacement Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Company must hold the Replacement Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.
8    Legend. The Company understands that the Replacement Shares, and any Equity Securities issued in respect of or exchange for the Replacement Shares may bear the following legend: “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES, AS AMENDED. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

9    Purchase for Own Account. The Replacement Shares are acquired for the Company’s own account or the account of one or more of the Company’s Affiliates, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.
10    Accredited Purchaser. The Company is an “accredited Purchaser” as such term is defined in Rule 501 under the Act.
11    Compliance. The Company has satisfied itself as to the full observance of the Laws of its jurisdiction in connection with any invitation to subscribe for the Replacement Shares, any transactions contemplated hereunder or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Replacement Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other Consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Replacement Shares.

Part II
OVERLAND GENERAL REPRESENTATIONS AND WARRANTIES
1    Due Organization. Overland is duly formed, organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the jurisdiction of its formation or organization.
2    Authorization. Overland has all requisite power, authority and capacity to enter into this Agreement and other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. Each Transaction Document to which Overland is a party, when executed and delivered by Overland, will constitute valid and legally binding obligations of it, enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, moratorium, reorganization, and other Laws of general application affecting the enforcement of creditors’ rights generally and (b) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
3    Consents and Filings. No Consent, order or authorization of or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other third parties is required on the part of Overland in connection with the valid execution, delivery and consummation of the transactions contemplated by this Agreement and the Amended and Restated Shareholders’ Agreement.
4    Valid Issuance. The Replacement Shares, when issued, delivered and paid in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, non-assessable, and free from any Lien. Assuming the accuracy of the representations of the Company in this Agreement, the Replacement Shares will be issued in compliance with all applicable Laws.
5    Capitalization.
5.1    Overland US’ capital structure as set forth on Part IV of Exhibit B is complete, true and accurate immediately prior to the Closing Date.
5.2    Other than those set forth on Part IV of Exhibit B, there are no outstanding Equity Securities of Overland US. All presently outstanding Equity Securities of Overland US were, and the Replacement Shares will be, duly and validly issued (or subscribed for) in compliance with all applicable Laws and any preemptive rights (or similar requirements) of any Person, and are fully paid, non-assessable, and free from any Lien.
5.3    Except as contemplated in the Transaction Documents, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the Equity Securities of Overland US. Except as contemplated by the Amended and Restated Shareholders’ Agreement, no shares of Overland US’ outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by Overland US, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of Overland US or any other Person).
6    Exempt Offering. The offer and sale of the Replacement Shares under this Agreement are exempt from the registration or qualification requirements of all applicable securities laws and regulations.
7    Restricted Securities. Overland understands that the Exchange Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Overland’s representations as expressed herein. Overland understands that the Exchange Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Overland must hold the Exchange Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.
8    Legend. Overland understands that the Exchange Shares, and any Equity Securities issued in respect of or exchange for the Exchange Shares may bear the following legend: “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES, AS AMENDED. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”
9    Purchase for Own Account. The Exchange Shares are acquired for Overland’s own account or the account of one or more of Overland's Affiliates, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.
10    Accredited Purchaser. Overland (a) is an “accredited Purchaser” as such term is defined in Rule 501 under the Act, or (b) is not a “U.S. person” and is located outside of the “United States”, as such terms are defined in Rule 902 of Regulation S under the Act.
11    Internal Policies. Overland has adopted and implemented each of the following internal policies: (i) a code of conduct governing appropriate workplace behavior, (ii) anti-corruption and anti-money-laundering policies prohibiting actions by directors, management, officers, and employees from violation of applicable anti-corruption, anti-bribery or anti-money-laundering laws, and (iii) conducting regular checks against sanction, corruption and money laundering lists for employees, contractors and strategic suppliers/partners, as appropriate. Overland provides regular trainings to its directors, management, employees in terms of each of the above policies no less than once a year.

12    Compliance. Overland has satisfied itself as to the full observance of the Laws of its jurisdiction in connection with any invitation to subscribe for the Exchange Shares, any transactions contemplated hereunder or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Exchange Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other Consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Exchange Shares.
13    No Brokers. Overland does not have any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents, and none of them has incurred any Liability for any brokerage fees, agents' fees, commissions or finders' fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.
14    Disclosure. No representation or warranty of Overland contained in this Agreement, as qualified by the Disclosure Schedule, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
15    No Prior Breach. Except as set forth in Section 15, Part II, Exhibit C of the Disclosure Schedule, Overland has performed and complied with its obligations and covenants under the Share Purchase Agreement and the Shareholders’ Agreement and did not commit any breach of any provision of the Share Purchase Agreement or the Shareholders’ Agreement.

Part III
OVERLAND REPRESENTATIONS AND WARRANTIES CONCERNING
OVERLAND US
1.    Organization, Good Standing, Corporate Power and Qualification. Overland US is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. Overland US is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
2.    Subsidiary. Overland US does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. Overland US is not a participant in any joint venture, partnership or similar arrangement.
3.    Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to Overland’s Knowledge, currently threatened in writing (i) against the Overland US or any officer, director or Key Employee of Overland US arising out of their employment or board relationship with Overland or Overland US; or (ii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither Overland US nor, to Overland’s Knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect Overland US). There is no action, suit, proceeding or investigation by Overland US pending or which Overland US intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Overland US) involving the prior employment of any of Overland US’ employees, their services provided in connection with Overland US’ Business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.
4.    Intellectual Property.
(a)    Overland US owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Overland US IP without any known conflict with, or infringement of, the rights of others, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past.
(b)    Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Overland US IP, nor is Overland US bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. Neither Overland nor Overland US has received any communications in writing alleging that Overland US has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.
(c)    Overland US has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with Overland US’ Business.
(d)    It will not be necessary to use any inventions of any of Overland US’ employees or consultants (or Persons Overland US currently intends to hire) made prior to their employment by Overland US, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. Each employee and consultant has assigned to Overland US all intellectual property rights he or she owns that are related to Overland US’ Business and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with Overland US that (a) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to Overland US’ Business, (b) were developed on any amount of Overland US’ time or with the use of any of Overland US’ equipment, supplies, facilities or information or (c) resulted from the performance of services for Overland US.
(e)    Section 4(e) of the Disclosure Schedule lists or describes all patents, trademarks and copyrights (and applications therefor), and know-how, trade secrets, inventions, biological materials, internet domain names and other proprietary information or rights owned by Overland US. No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Overland US IP.
(f)    To Overland’s Knowledge, no Person who was involved in, or who contributed to, the creation or development of any Overland US IP, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Overland US’ rights in Overland US IP.
5.    Compliance with Other Instruments. Overland US is not in violation or default (i) of any provisions of its certificate of incorporation or bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party, or (v) of any provision of federal or state statute, rule or regulation applicable to Overland US, except, with respect to clauses (i) to (v), inclusive, for any such conflict, violation, breach, default, right or other occurrence that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of Overland US or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to Overland US.
6.    Indebtedness. Overland US has not (i) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of [***]or in excess of [***] in the aggregate, (ii) made any loans or advances to any Person, other than ordinary advances for business expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business. For the purposes of this section, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons Overland US has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section. Overland US is not a guarantor or indemnitor of any indebtedness of any other Person.
7.    Certain Transactions.
(a)    Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters and Confidential Information Agreements (as defined below), and (ii) standard director and officer indemnification agreements approved by the board of directors of Overland US, there are no agreements, understandings or proposed transactions between Overland US and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.
(b)    Overland US is not indebted, directly or indirectly, to any of its or Overland’s directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of Overland US’ directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to Overland US.
8.    Property. The property and assets that Overland US owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair Overland US’ ownership or use of such property or assets. With respect to the property and assets Overland US leases, Overland US is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. Overland US does not own any real property.
9.    Financial Statements. Overland has delivered to the Company and Allogene respectively Overland US’ unaudited financial statements for the fiscal year ended December 31, 2022 and its unaudited financial statements as of December 31, 2023 (collectively, “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of Overland US as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, Overland US has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to date of the last Financial Statements; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. Overland US maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.
10.    Employment Matters.
(a)    To Overland’s Knowledge, none of Overland US’ employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of Overland US’ or that would conflict with Overland US’ Business. To Overland’s Knowledge, neither the carrying on of Overland US’ Business by the employees of Overland US, nor the conduct of Overland US’ Business as now conducted and as presently proposed to be conducted, will conflict with or result in a material breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.
(b)    Overland US is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. Overland US has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. Overland US has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of Overland US and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing, except for any violation, failure or obligation that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(c)    To Overland’s or Overland US’ Knowledge, no Key Employee intends to terminate employment with Overland US or is otherwise likely to become unavailable to continue as a Key Employee. Overland US does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of Overland US is terminable at the will of Overland US. Except as set forth in Section 10(c) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 10(c) of the Disclosure Schedule, Overland US has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.
(d)    Overland US has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) Overland US’ board of directors or Overland’s board of directors.
(e)    Overland US has made all required contributions and has no material liability to each employee benefit plan established, sponsored or participated by Overland US, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of the Employee Retirement Income Security Act of 1974, as amended, and has complied in all material respects with all applicable laws for any such employee benefit plan.
(f)    Overland US is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to Overland’s Knowledge, has sought to represent any of the employees, representatives or agents of Overland US. There is no strike or other labor dispute involving Overland US pending, or to Overland’s Knowledge, threatened, which could have a Material Adverse Effect, nor is Overland US aware of any labor organization activity involving its employees.
11.    Tax Return and Payments. There are no federal, state, county, local or foreign taxes in excess of [***] in the aggregate due and payable by Overland US which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of Overland US in excess of [***] in the aggregate, which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. Overland

US has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.
12.    Insurance. Overland US has maintained in full force and effect insurance policies set forth in Section 12 of the Disclosure Schedule or as required by law.
13.    Employment Agreements. Each current and former employee, consultant and officer of Overland US has executed an agreement with Overland regarding confidentiality and proprietary information substantially in the form or forms delivered to the Company and Allogene or their respective counsel (the “Confidential Information Agreements”). To No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement.To Overland’s Knowledge, no Key Employee is in violation of any agreement described in this section.
14.    Permits. Overland US has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. Overland US is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
15.    Corporate Documents. The Certificate of Incorporation and Bylaws of Overland US as of the date of this Agreement are in the form provided to the Company and Allogene. The copy of the minute books of Overland US provided to the Company and Allogene contains minutes of all meetings of director(s) and stockholder(s) and/or all actions by written consent without a meeting by the director(s) and stockholder(s) since the date of incorporation and accurately reflects in all material respects all actions by the director(s) (and any committee of directors) and stockholder(s).
16.    FCPA. To Overland’s Knowledge, neither Overland US nor any of its directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist Overland US in obtaining or retaining business for or with, or directing business to, any person. To Overland’s Knowledge, neither Overland US nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.
17.    Export Control Laws. Overland US has conducted all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction.
18.    Preclinical Studies. The studies, tests and preclinical development, if any, conducted by or on behalf of Overland US are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards and applicable laws and regulations.

EXHIBIT D
FORMS
Part I - Form of Amended License Agreement

Part II - Form of Share Distribution Agreement

Part III - Form of Amended and Restated Memorandum and Articles

Part IV - Form of Amended and Restated Shareholders’ Agreement

Part V - Form of Indemnification Agreement

Section 6.5 of the Disclosure Schedule
Reorganization Plan
[***]

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